UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule
14c-5(d)(2))
☒ Definitive Information Statement

DC BRANDS INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

DC BRANDS INTERNATIONAL, INC.
1685 S Colorado Blvd, Unit S291
Denver, CO 80222
(720) 281-7143

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of DC Brands International, Inc.:

This Information Statement is furnished to the stockholders of DC Brands International, Inc., a Colorado corporation (“DC Brands” or the “Corporation”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holder of a majority of our voting power authorizing the board of directors of DC Brands, to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of common stock on 1 for 100 basis.  On March 8, 2013, DC Brands obtained the approval of the Stock Split by written consent of the majority stockholder that is the record owner of 271,678 shares of common stock, 163 shares of Series B preferred stock and 91,111 shares of Series A preferred stock which represents 2,368,917,621 votes or approximately 63.51% of the voting power as of March 8, 2013.  The Stock Split cannot be effectuated until 20 days after the mailing of this Information Statement and the filing of an amendment to DC Brands’ Articles of Incorporation with the Secretary of State of the State of Colorado.

DC BRANDS IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on March 12, 2013 (the “Record Date”) shall be given a copy of the Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about March 28, 2013.

The accompanying information statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Robert Armstrong
Robert Armstrong
Chief Financial Officer

This information statement is being furnished to all holders of the common stock of DC Brands in connection with the proposed action by Written Consent to authorize the board of directors to carry out the Stock Split of the common stock of the Corporation.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of DC Brands, in connection with resolutions of the Board of Directors and the written consent of the holder of 63.51% of the voting rights of the stockholders of DC Brands. The board of directors, as approved by the written consent of the holder of 63.51% of the voting rights of the stockholders of DC Brands, provides public notice of the approval and authorization to effectuate the Stock Split of the common stock of the Corporation.

The Board of Directors has unanimously approved the Stock Split and a person owning a majority of the outstanding voting securities of DC Brands, has adopted, ratified and approved the proposed actions. No other votes are required or necessary to effectuate the proposed actions.  See the caption "Vote Required for Approval" below. Such action by our stockholder will be effective 20 calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of required amendment to the articles of incorporation with the Colorado Secretary of State's office.

The Quarterly Report on Form 10-Q for quarterly periods ended March 31, 2012, June 30, 2012, September 30, 2012 and the Annual Report on Form 10-K for the year ended December 31, 2011, and any reports on Form 8-K filed by DC Brands during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s website at www.sec.gov in the Edgar Archives. DC Brands is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information,” below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT A 1 for 100 SHARE STOCK SPLIT OF DC BRANDS’ COMMON STOCK.

Purpose: DC Brands’ board has unanimously adopted a resolution seeking stockholder approval to authorize the Board to effectuate a reverse stock split. The Stock Split would reduce the number of outstanding shares of our common stock. The board has determined that it would be in the Corporation’s best interest to conduct a reverse stock split of its common stock on up to a 1 for 100 basis and has received the consent of the holder of a majority of the voting power of the Corporation’s securities to authorize the board to conduct such a reverse stock split.

The primary purposes of the Stock Split are to accomplish the following:

a) increase the per share price of the common stock to help maintain the interest of the markets;

b) reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization;

c) provide additional shares to fulfill our current obligations with respect to our convertible securities; and

d) provide the management of DC Brands with additional flexibility to issue shares to facilitate future stock acquisitions and financing for DC Brands without the delay and expense of holding a special meeting of stockholders.

For the above reasons, the Board of Directors believes that the Stock Split is in the best interest of DC Brands and its stockholders.  There can be no assurance, however, that the Stock Split will have the desired benefits.

The board believes that the Stock Split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock.  The Stock Split would affect all common stockholders uniformly. This process that is known as a reverse stock split, would take 100 shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse stock split and convert those shares into one share of the post-reverse stock split common stock.  The conversion rate of all securities convertible into common stock would be proportionately adjusted.

The board has indicated that fractional shares will not be issued.  Instead, DC Brands will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.  Each stockholder will hold the same percentage of the outstanding common stock immediately following the Stock Split as that stockholder did immediately prior to the Stock Split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

For the above reasons, the board believes that the Stock Split is in the best interest of DC Brands and its stockholders.  There can be no assurance, however, that the Stock Split will have the desired benefits.  The Board has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose other than upon conversion of currently outstanding securities, if the security holders should request conversion.

Effects: The Stock Split will be effected by filing an amendment to the Corporation’s Articles of Incorporation with the Colorado Secretary of State’s office and will become effective upon such filing.

DC Brands is currently authorized to issue 5,000,000,000 shares of its common stock of which 1,064,562,644 shares are currently issued and outstanding and 25,000,000 shares of preferred stock are authorized of which (i) 100,000 are designated as Series A preferred stock and 91,111 shares of Series A preferred stock are outstanding (ii) 2,500 are designated Series B preferred stock and 269 shares of Series B preferred stock are outstanding.   (iii) 35,000 are designated Series C preferred stock and 2,944 shares of Series C preferred stock are outstanding; (iv) 91,111 are designated Series D preferred stock and 91,111 shares of Series D preferred stock are outstanding; (v) 10,000 are designated Series E preferred stock and 1,100 shares of Series E preferred stock are outstanding;(vi) 5,500 are designated Series F preferred stock and 5,500 shares of Series F preferred stock are outstanding and (vii) 6,000 are designated Series G preferred stock and 6,000 shares of Series G preferred stock are outstanding.

If all of the outstanding shares of preferred stock and outstanding convertible debt were to convert to common shares, we would be required to issue in excess of 17,000,000,000 shares of common stock which would far exceed our number of authorized shares of common stock.

The outstanding shares of Series A preferred stock are entitled to vote 51.25% of the outstanding common stock.

Each share of Series B preferred stock is nonvoting but is convertible into .075% of the outstanding common shares at the time of conversion. The Class C Preferred Stock has no voting rights and is convertible at any time after the 13th month after the date of its issuance into such number of shares of common stock of the Company as shall equal 1% of the outstanding common shares on the date of conversion divided by 1,000.

The Class D Preferred Stock has no dividend, conversion or voting rights. The Class D Preferred Stock is entitled to a liquidation preference equal to 40% of the proceeds of any sale of shares of common stock, a liquidation or winding up, the sale of the Series A Preferred.

The Class E Preferred Stock has no liquidation or voting rights. The Class E Preferred Stock is entitled to a 10.25% dividend that is payable quarterly. The Class E Preferred Stock is convertible at any time into such number of shares of common stock of the Company as shall equal 2.5% of the outstanding common shares on the date of conversion divided by 1,000.

The Class F Preferred Stock has no dividend, liquidation or voting rights. The Class F Preferred Stock is convertible at any time into such number of shares of common stock of the Company as shall equal 1.0% of the outstanding common shares on the date of conversion divided by 1,000. The Company has the right to redeem the Class F Preferred at a redemption price of $286.86 per share.

The Class G Preferred Stock has no dividend, liquidation or voting rights. The Class G Preferred Stock is convertible at any time into such number of shares of common stock of the Company as shall equal 1.0% of the outstanding common shares on the date of conversion divided by 1,000. The Company has the right to redeem the Class F Preferred at a redemption price of $1,250 per share.

Currently, a stockholder holding 271,678 shares of common stock, 163 shares of Series B preferred stock and all of the outstanding shares of Series A preferred stock 63.51% of the voting rights has consented in writing to the proposal.  A reverse stock split on a 1 for 100 basis would reduce the number of issued and outstanding shares of common stock to approximately 10,645,626, but will not reduce the number of preferred shares outstanding or authorized shares of common stock. Although the number of shares into which the Series B, E, F and G preferred stock is convertible will be reduced, the percentage of the outstanding common shares into which the Series B preferred stock will be convertible will not change. The outstanding shares of Series A preferred stock are currently entitles and after the Stock Split will remain entitled to vote 51.25% of the outstanding common stock.

The Stock Split will affect all common holders uniformly and will not have any effect on the stated par value of the common stock.

The effect of the Stock Split upon existing stockholders of the common stock will be that the total number of shares of DC Brands’ common stock held by each stockholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the Stock Split divided by 100, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).

The Stock Split will result in each stockholder’s percentage ownership interest in the Corporation and proportional voting power remaining virtually unchanged on the date that the split is effectuated, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.  All issued and outstanding options, warrants, and convertible debt securities would be appropriately adjusted for the Stock Split automatically on the effective date of the Stock Split.

The Stock Split may also result in some stockholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct the Stock Split, DC Brands will have more authorized shares available for issuance than it currently has available and therefore, there is a significant risk of stockholder value represented by the common stock being diluted.  The proposed Stock Split creates a risk that current stockholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of DC Brands.  The current book value of shares held by existing stockholders would not be maintained in the event additional shares are issued.  The Stock Split will reduce the number of outstanding shares of common stock to approximately 10,645,626 however the authorized shares will remain at 500,000,000 and the issuance of the remaining 4,989,354,374 would have a material dilutive effect upon existing stockholders.

Because the Stock Split results in an increase in the number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect.  Although the Stock Split is not being undertaken for this purpose, in the future the Board of Directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our Corporation by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.   Such use of our common stock could render more difficult, or discourage, an attempt to acquire control of our Corporation if such transactions were opposed by the Board of Directors.

After the taking of any action to conduct the Stock Split there is not a requirement that stockholders obtain new or replacement share certificates.  Each of the holders of record of shares of DC Brands’ common stock that is outstanding on the effective date of the Stock Split may contact DC Brands’ transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the Stock Split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE CORPORATION OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED MOVE.

Unless and until the stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of DC Brands common stock to the transfer agent and receives in return a new certificate representing shares of DC Brands common stock, such stockholder's existing common stock shall be deemed equal to the number of shares of DC Brands common stock to which such stockholder is entitled as a result of the move.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed Stock Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE MOVE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Stock Split is intended to be a tax-free recapitalization to the Corporation and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Stock Split. The holding period for shares of common stock after the Stock Split will include the holding period of shares of common stock before the Stock Split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment. The aggregate adjusted basis of the shares of common stock after the Stock Split will be the same as the adjusted basis of the shares of common stock before the Stock Split.

DC Brands believes that the foregoing addresses the material United States federal income tax consequences of the Stock Split to stockholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. The tax consequences to stockholders of the Stock Split may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, DC Brands urges stockholders to consult their own tax advisors concerning the effect of the Stock Split upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to stockholders.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL AUTHORIZING THE BOARD TO CONDUCT THE PROPOSED MERGER.

Q.     WHY IS APPROVAL SOUGHT FOR THE PROPOSED STOCK SPLIT OF THE COMMON STOCK ON A 1 for 100 BASIS?

A.       The Board of Directors seeks approval of the Stock Split.  It is the expectation of the Board of Directors that the Stock Split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of DC Brands.  The Board of Directors believes that the Stock Split will enhance DC Brands’ flexibility with regard to the ability to issue common stock for fulfillment of its current obligations as well as for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of DC Brands’ business or product lines through the acquisition of other businesses or products.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE PROPOSED STOCK SPLIT?

A.     The sole member of the Board of Directors have approved the proposal to authorize the board to effectuate the Stock Split of the common stock as is in the best interest of DC Brands and the best interest of the current stockholders of DC Brands.

Q.     WILL THE PROPOSED STOCK SPLIT RESULT IN ANY TAX LIABILITY TO ME?

A.       The proposed Stock Split is intended to be tax free for federal income tax purposes.

Q.     WHAT VOTE OF THE STOCKHOLDER WILL RESULT IN THE PROPOSAL BEING PASSED?

A.       To approve the proposal, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consents in favor of the proposal have already been received from stockholders holding a majority of the voting securities of DC Brands.

Q.     WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.       DC Brands will pay for the delivery of this information statement.

Q.     WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A:       Robert Armstrong, Chief Financial Officer of DC Brands International, Inc., 1685 S Colorado Blvd, Unit S291, Denver, Colorado 80222, telephone: (720) 281-7143.

VOTE REQUIRED FOR APPROVAL

The Board of Directors of DC Brands have adopted, ratified and approved the proposal to authorize the Stock Split and stockholders of the Corporation holding a majority of the voting power on the Record Date have approved the proposed Stock Split.

DISSENTER'S RIGHTS OF APPRAISAL

The Colorado Revised Statutes (the “Colorado Law”) do not provide for dissenter's rights in connection with the proposed amendment of the Articles of Incorporation to effectuate a reverse stock split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on March 12, 2013 as the record date for the determination of the common stockholders entitled to notice of the action by written consent.

As of March 8, 2013, DC Brands had issued and outstanding 1,064,562,644 shares of common stock, 91,111 shares of Series A Preferred Stock. A Stockholder holding a controlling interest equaling not less than fifty percent (50%) of voting rights of the securities of DC Brands, as of the record date has consented to the action required to carry the proposed Stock Split.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of DC Brands' common stock as of March 8, 2013, with respect to: (i) each person known to DC Brands to be the beneficial owner of more than five percent of DC Brands' common stock; (ii) all directors; and (iii) directors and executive officers of DC Brands as a group. The following table also sets forth information concerning the ownership of the Series A preferred stock which is the only other class of voting stock.  The outstanding shares of Series A preferred stock are entitled to vote 51.25% of the outstanding common stock.  The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 8, 2013, there were 1,064,562,644 shares of common stock issued and outstanding, 91,111 shares of Series A preferred stock issued and outstanding, which preferred shares had the right to vote 51.25% of the outstanding voting power of DC Brands.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Common Stock	Alan Fishman, Managing Member of HARDSave LLC c/o DC Brands International, Inc. 1685 S Colorado Blvd. Unit S291 Denver , Colorado 80222	2,368,917,621	(1)	63.51%

Common Stock	Robert H. Armstrong, C.F.O. and Acting CEO and c/o DC Brands International, Inc. 1685 S Colorado Blvd. Unit S291 Denver , Colorado 80222	2,365		Less than 1%

(1)
271,678 shares of common stock, 163 shares of Series B preferred stock and 91,111 shares of Series A preferred stock which represents 2,368,917,621 votes or approximately 63.51% of the voting power as of March 8, 2013

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed move or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

 INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: including our Form 10-K annual report for the year ended December 31, 2012 and quarterly reports on Form 10-Q for the past quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at 1685 S Colorado Blvd, Unit S291, Denver, Colorado 80222 stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: March 12, 2013

By Order of the Board of Directors

/s/ Robert Armstrong
Robert Armstrong, Chief Financial Officer

APPENDICES

Exhibit A-Written Consent of the Majority Stockholder	ii

Exhibit B- Articles of Amendment	iii

i

Exhibit A

STATEMENT OF ACTION

BY WRITTEN CONSENT OF THE

MAJORITY STOCKHOLDER OF

DC BRANDS INTERNATIONAL, INC.

The undersigned, being the majority stockholder of DC Brands International, Inc., a Colorado corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 7-107-104 of the Colorado Revised Statutes, does hereby consent in writing to and adopt the following resolutions:

WHEREAS , the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to effectuate 1 for 100 reverse stock split of the Corporation’s common stock, without reducing the number of authorized shares or any other class of stock outstanding.

RESOLVED , THEREFORE, that a 1 for 100 reverse stock split of the Corporation’s common stock, without reducing the number of authorized shares or any other class of stock outstanding, be, and hereby is, approved.

IN WITNESS WHEREOF , the undersigned majority shareholder of the Corporation has executed this Statement of Action by Written Consent as of the 8th day of March, 2013.

ii

Exhibit B

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DC BRANDS INTERNATIONAL, INC.

Pursuant to CRS 7-90-301 and 7-110-106 of the Colorado Revised Statutes, the undersigned person, desiring to amend the Articles of Incorporation of DC BRANDS INTERNATIONAL, INC., under the laws of the State of Colorado, does hereby sign, verify, and deliver to the Office of the Secretary of State of Colorado, this Amendment to the Articles of Incorporation for the above-named company (hereinafter referred to as the "Company"):

The amendment contained herein was approved by a majority vote of stockholders of the Company on March 8, 2013.

FIRST: The Articles of Incorporation of the Company were first filed and approved by the Office of the Secretary of State of Colorado on April 29, 1998. This Amendment to the Articles will become effective upon the filing of the Articles of Amendment with the Colorado Secretary of State.

SECOND: That ARTICLE III shall be amended by adding at the end thereof the following: “Effective as of April 18, 2013 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 1 for 100 reverse stock split, with all fractional shares being rounded up to the nearest whole share.”

All other aspects of Article III shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to the Articles of Incorporation to be signed by Robert H. Armstrong, its Acting Chief Executive Officer, this 18th day of April, 2013.

Robert Armstrong
Chief Financial Officer

iii